EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

               The undersigned hereby certify that the Annual Report on Form 10-K of EuroGas, Inc. for the year ended December 31, 2004, as filed June 7, 2005 with the Securities and Exchange Commission, to the best of our knowledge fully complies with the requirements of Section 13(a) or 15(d) of The Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of EuroGas, Inc.

Date: June 7, 2005	/s/ Wolfgang Rauball
Wolfgang Rauball
Chairman and Chief Executive Officer
(Principal Executive Officer)

Date: June 7, 2005	/s/ Hank Blankenstein
Hank Blankenstein
Chief Financial Officer
(Principal Financial and Accounting Officer)